EXHIBIT 10(x)
Agreement Canceling Underwriters's Consulting Agreement


                             TERMINATION AGREEMENT

THIS AGREEMENT made and entered into this     day of September, 1998 by,
between and among XETAL, INC., a corporation organized under the State of Utah with offices at 3590 Oceanside Road, Oceanside, New York 11572 hereinafter called "Xetal" and MORGAN GRANT CAPITAL CO., INC. a corporation organized under the laws of New York having its principal offices at 71 Clinton Road, Garden City, New York 11530 hereinafter referred to as "Morgan."

                              W I T N E S S E T H

	WHEREAS the parties have hereunto previously entered into a consulting agreement wherein Morgan was to provide financial and other consulting services for Xetal and the parties now desire to terminate such agreement;

	NOW THEREFORE in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable considerations, the parties mutually agree as follows:

             1. Termination of Agreement. The parties hereby mutually agree to terminate the Consulting Agreement previously entered into between them and hereby declare said agreement to be null and void and of no further effect..

            2. No Liability. The parties hereby mutually agree that no party shall be liable to the other party for any debt, obligation, fee or performance of any service arising from said Agreement.

IN WITNESS WHEREOF the parties have set their hands and seals the year and date first above written.

       XETAL, INC.


       By_______________________







MORGAN GRANT CAPITAL CO., INC.



       By________________________